Exhibit 99.1

Media Contact:

Steve Sabicer

714-907-6264

ssabicer@thesabicergroup.com

Investor Contact:

Susan Morrison

858-366-6900 x7005

smorrison@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Pricing of $60 Million Underwritten Public Offering of Common Stock

San Diego, February 9, 2018 – Tandem Diabetes Care®, Inc. (NASDAQ: TNDM), a medical device company and manufacturer of the only touchscreen insulin pumps available in the United States, today announced the pricing of an underwritten public offering of 30 million shares of its common stock at a price to the public of $2.00 per share.  The gross proceeds to Tandem from this offering are expected to be $60 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by Tandem.  In addition, Tandem has granted the underwriters a 30-day option to purchase up to 4.5 million additional shares of common stock.  All of the shares of common stock to be sold in the offering are being offered by Tandem.  The offering is expected to close on or about February 13, 2018, subject to the satisfaction of customary closing conditions.

Oppenheimer & Co. Inc. is acting as the sole book‐running manager for the offering.  National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NasdaqCM: NHLD), is acting as a co-manager in connection with the offering.

The offering is being made by Tandem pursuant to a registration statement on Form S-1 originally filed with the Securities and Exchange Commission (the “SEC”) on January 16, 2018 and declared effective by the SEC on February 8, 2018. The offering is being made only by means of a prospectus that forms a part of the registration statement. When available, copies of the final prospectus relating to the securities being offered may be obtained from: Oppenheimer & Co. Inc. Attention: Syndicate Prospectus Department, 85 Broad St., 26th Floor, New York, NY 10004, by telephone at (212) 667-8563 or by email at EquityProspectus@opco.com. Electronic copies of the final prospectus will also be available on the Securities and Exchange Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering will be made only by means of a prospectus that forms a part of the registration statement.

About Tandem Diabetes Care, Inc.
Tandem Diabetes Care, Inc. is a medical device company dedicated to improving the lives of people with diabetes through relentless innovation and revolutionary customer experience. The Company takes an innovative, user-centric approach to the design, development and commercialization of products for people with diabetes who use insulin. Tandem manufactures and sells the t:slim X2™ Insulin Pump, the only pump capable of remote feature updates using a personal computer, now available with Dexcom G5® Mobile continuous glucose monitoring (CGM) integration, and the t:flex® Insulin Pump, the first pump designed for people with greater insulin requirements. Tandem is based in San Diego, California.

t:flex and Tandem Diabetes Care are registered trademarks, and t:slim X2 is a trademark of Tandem Diabetes Care, Inc. Dexcom G5 is a registered trademark of Dexcom, Inc.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding the public offering, including regarding the net proceeds to be raised and the expected closing date.  The Company’s actual results, and the timing of events, could differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including the Company’s actual expenses associated with the offering and the Company’s ability to satisfy closing conditions relating to the offering.  In addition, the Company’s results may be impacted by the other risks identified in the Company’s Registration Statement on Form S-1 relating to the offering, and other documents that the Company files with the Securities and Exchange Commission.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless otherwise required by applicable law or the rules of the NASDAQ Stock Market, the Company undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

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